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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITOR

The Board of Directors
Sunrise Medical Inc.:

We consent to incorporation by reference in the Registration Statement No. 33-44082 on Form S-4, Statement No. 33-81316 on Form S-4, Statement No.
33-49500 on Form S-3, Statement No. 33-88216 on Form S-8, Statement No. 33-82842 on Form S-8, Statement No. 33-39887 on Form S-8, Statement No. 33-35797 on Form S-8 and Statement No. 33-13460 on Form S-8 of Sunrise Medical Inc. of our report dated August 23, 1994, except as to Notes 2 and 11 to the consolidated financial statements which are as of January 4, 1996 and February 26, 1996, respectively, relating to the consolidated balance sheets of Sunrise Medical Inc. and subsidiaries as of July 1, 1994 and July 2, 1993, and the related consolidated statements of operations, stockholders' equity and cash flows and the related financial statement schedules for each of the years in the three-year period ended July 1, 1994, which report appears in the July 1, 1994, annual report on Form 10-K/A of Sunrise Medical Inc. Our report refers to the restatement of the consolidated financial statements of Sunrise Medical Inc. as of July 1, 1994, and for the year then ended.


Los Angeles, California
February 20, 1996